Exhibit 10.2

Milestone Scientific Inc.

2020 equity incentive Plan

NOtice of Stock Option Grant; Stock Option Agreement

[Name of Grantee]

[Address]

Milestone Scientific Inc. (the “Company”), pursuant to its 2020 Equity Incentive Plan (the “Plan”), hereby grants to you (sometimes referred to as “Grantee” or “you”) an option to purchase the number of shares of the Company’s Common Stock set forth below (the “Option Shares” or the “Shares”). This option (the “Option”) sets forth the terms and conditions of the Signing Bonus Options referred to in that certain Employment Agreement, dated as of July 31, 2025, by and between you and the Company (the “Employment Agreement”), and replaces in its entirety that certain stock option (the “Original Option”) granted to Grantee substantially contemporaneously with entering into the Employment Agreement, which Original Option has been surrendered by Grantee and cancelled in accordance with the Plan, subject to (i) the return to the Company of that certain Option Exchange and Surrender Agreement with respect to the Original Option and related Election and (ii) the granting to Grantee of this Option for the same number of Shares as the Original Option. This Option is granted subject to all of the terms and conditions as set forth in this Notice of Stock Option Grant, in the Stock Option Agreement (the “Option Agreement”), and the Notice of Exercise, all of which are attached hereto, and in the Plan, a copy of which has been provided to you, all of which are incorporated herein in their entirety. Capitalized terms not explicitly defined herein but defined in the Plan or the Option Agreement or the Notice of Exercise will have the same definitions as in the Plan, the Option Agreement or the Notice of Exercise, as applicable. If there is any conflict between the terms in this Notice of Stock Option Grant and the Plan, the terms of the Plan will control, unless otherwise expressly set forth herein.

1. Notice of Stock Option Grant

Date of Grant:
Exercise Price Per Share[1]:	$
Total Number of Shares:	2,000,000
Total Exercise Price:	$
Type of Option:	__________ Incentive Stock Option[2]
______X____ Nonstatutory Stock Option

1 Fair market value on the date of grant.

2 If this is an Incentive Stock Option, it (plus other outstanding Incentive Stock Options) cannot be first exercisable for more than $100,000 in value (measured by exercise price) in any calendar year. Any excess over $100,000 is a Nonstatutory Stock Option.

Expiration Date:	[________________], the Expiration Date of the Original Option, subject to exercise prior to the expiration of the applicable Exercise Period.

Payment of the Exercise Price:	By one or a combination of the following methods (as described in the Option Agreement):

☒	By cash, check, bank draft or money order payable to the Company;
☒	Pursuant to a Regulation T Program if the Shares are publicly traded;
☒	By delivery of already-owned shares having an aggregate Fair Market Value at the time of exercise equal to the Total Exercise Price; and
☒	If and only to the extent this Option is a Nonstatutory Stock Option, by a “net exercise” or “net issue” arrangement satisfactory to the Company.

Vesting Commencement Date:	August [●], 2025, the Vesting Commencement Date of the Original Option surrendered.

Vesting Schedule:

So long as you do not have or experience a Termination of Service (and provided that no vesting shall occur following the date of Grantee’s Termination of Service (the “Termination Date”), unless otherwise determined by the Company in its sole discretion, the Shares underlying this Option shall vest and become exercisable in accordance with the following vesting schedule, provided, that this Notice of Stock Option Grant, the Stock Option Agreement, the Employment Agreement, and the following Company on-boarding documents (collectively, the “On-Boarding Documents”) shall have been returned to the Company fully executed by the Executive substantially simultaneously with this Agreement and in any event within ten (10) business days after receipt by you, and you have complied and are in compliance with the terms hereof and thereof: the Proprietary Information, Invention and Confidentiality Agreement set forth as Exhibit A to the Employment Agreement, the Covenant Agreement set forth as Exhibit B to the Employment Agreement (the “Covenant Agreement”), the Acknowledgement of Receipt and Review of Handbook and the Code of Ethics:

A total of 500,000 Shares, constituting twenty-five (25%) of the total number of Shares subject to the Option, shall be or become vested and be or become exercisable on the date of grant of the Replacement Option, including the 200,000 Shares that vested upon the Vesting Commencement Date. Thereafter, 750,000 shares shall vest on the one year anniversary of the Vesting Commencement Date and on the second annual anniversary of the Vesting Commencement Date (and if there is no corresponding date, on the last day of such month), subject to Grantee being (i) employed by the Company or any of its Subsidiaries and designated as an employee of the Company or such Subsidiary on its payroll records on the applicable Vesting Date and unless Grantee has remained continuously so employed since the Date of Grant of the Option, or (ii) a Nonemployee Director serving as a member of the Board or as a member of a board of directors of a Subsidiary on such Vesting Date (each a “Service Provider” and the termination of which being a “Termination of Service” and the date thereof, the “Termination Date”).

Termination by the Company without Cause or by you for Good Reason. If you experience a Termination of Service by the Company without Cause or by you for Good Reason, then the vesting of the Option as of the date of termination shall accelerate to the extent necessary to be able to exercise, (I) the Option that would become exercisable if the vesting for such annual period was monthly, based on the number of full months you were employed or retained by the Company during such period prior to such termination, and (II) fifty percent (50%) the Option that would become exercisable if the vesting for such annual period was monthly, based on the number of full months you were employed or retained by the Company during such period prior to such termination, from the date of termination to the vesting date set forth above next following Grantee’s Termination Date;

Termination due to Death or Disability. If Grantee experiences a Termination of Service due to Grantee’s death or Disability, then the vesting of the Option as of the date of termination shall accelerate to the extent necessary to vest the Option that would become exercisable if the vesting for such annual period was monthly, based on the number of full months you were employed or retained by the Company during such period prior to such termination; and

Change in Control. Unless forfeited, in the event of a Change in Control, immediately prior to such Change in Control, all unvested Options shall immediately vest without further action by any party hereto, which vesting shall be subject to the terms and conditions described herein, including, but not limited to, the Grantee’s continued service or employment by the Company or any of its Subsidiaries through the applicable Change of Control. Notwithstanding anything to the contrary in this Agreement, if a letter of intent or similar written offer with respect to a Change in Control is executed while the Grantee is employed by the Company or any Subsidiary thereof but Grantee’s employment is terminated by the Company and its Subsidiaries for reasons other than Cause prior to the consummation of the Change in Control, then all unvested Options shall vest on the consummation of such Change in Control as if the Grantee had remained employed through the date of the consummation of such Change in Control.

Notwithstanding the foregoing, no such transaction or series of related transactions (including by way of merger, consolidation, recapitalization, reorganization, sale of securities or otherwise) in connection with a public offering (other than any issuance of common equity securities (a) in connection with and as consideration for a merger or acquisition, and (b) any issuance of common equity securities or rights to acquire common equity securities to employees, officers, directors, consultants or other service providers of the Company or any of its Subsidiaries or others as part of an incentive or compensation plan, agreement or arrangement) shall be deemed a Change in Control.

Except as provided above, this Option shall not vest with respect to any unvested shares after your Termination Date.

Exercise Periods:

This Option may be exercised with respect to the portion hereof vested on Grantee’s Termination Date for three (3) months after such Termination Date, except that if Grantee’s Termination of Service is for Cause, this Option shall terminate on the Termination Date. Upon the death or Disability of Grantee, this Option may be exercised with respect to the portion hereof vested on Grantee’s Termination Date for twelve (12) months after such Termination Date. Additional special exercise termination periods are also set forth in Sections 2.4(e), 2.8(b), and 2.8(c) of the Option Agreement. In no event may this Option be exercised later than the Expiration Date.

Grantee is responsible for keeping track of these Exercise Periods following the Termination Date. The Company will not provide further notice of such periods.

Transferability:	You may not transfer this Option except as set forth in Section 2.6 of the Option Agreement (subject to compliance with applicable laws).

2. Stock Option Agreement

The details of your Option, in addition to those set forth in the Notice of Stock Option Grant and the Plan, are as follows:

2.1 Grant of Option; Designation of Option. The Company hereby grants to the Grantee named in the Notice of Stock Option Grant attached as Part I of this Option Agreement (the “Grantee”) an option (the “Option”) to purchase the number of Shares, as set forth in the Notice of Stock Option Grant, at the exercise price per Share set forth in the Notice of Stock Option Grant (the “Exercise Price”), subject to the terms and conditions of this Option Agreement and the Plan. This Option is intended to be an Incentive Stock Option (“ISO”) as defined in Section 422 of the Code only to the extent so designated in the Notice of Stock Option Grant, and to the extent it is not so designated or to the extent this Option does not qualify as an Incentive Stock Option, it is intended to be a Nonstatutory Stock Option.

Notwithstanding the above, if designated as an Incentive Stock Option, in the event that the Shares subject to this Option (and all other Incentive Stock Options granted to you by the Company or any Parent or Subsidiary, including under other plans) that first become exercisable in any calendar year have an aggregate fair market value (determined for each Share as of the date of grant of the Option covering such Share) in excess of USD$100,000, the Shares in excess of USD$100,000 shall be treated as subject to a nonstatutory stock option, in accordance with Section 8 of the Plan.

2.2 Vesting.

(a) Continued Employment. Except as otherwise provided herein, Grantee shall be employed by the Company or any of its Subsidiaries for any period of time during which you are an employee of the Company or any of its Subsidiaries, as determined by the Company in accordance with its applicable practices, policies and records; provided, that, during such period you are (i) in active employment status with the Company or any of its Subsidiaries, (ii) on a Company-approved leave of absence for up to six months (or greater than six months if you have a right to reemployment under a statute or contract), or (iii) on leave due to Disability for up to the applicable period your job is protected by statute or as approved by the Company. For the avoidance of doubt, you shall not be considered to be employed (x) for any period during which you are not considered to be an employee pursuant to the Company’s practices, policies and records, (y) during any notice period or salary continuation period required by local law or contract (such as a “garden leave” or similar period) or any severance period (if you are covered by a severance agreement or arrangement) or (z) for any period of leave in excess of the periods set forth in clauses (ii) and (iii) above, as applicable. For purposes of Incentive Stock Options, no such leave may exceed 90 days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three months following the 91st day of such leave, any Incentive Stock Option held by Grantee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Service as a Director, whether or not you receive payment of a director’s fee by the Company, shall be sufficient to constitute “employment” by the Company for purposes of this Agreement.

(b) Vesting. Subject to the provisions contained herein, this Option is exercisable during its term in accordance with the Vesting Schedule set forth in Section 1 and the applicable provisions of this Option Agreement and the Plan. In no event will this Option become exercisable for additional Shares after a Termination of Service for any reason. Notwithstanding the foregoing, this Option becomes exercisable in full if the Company is subject to a Change in Control before the Grantee’s Termination of Service, and within 12 months after the Change in Control the Grantee is subject to a Termination of Service resulting from: (i) the Grantee’s involuntary discharge by the Company (or the Affiliate employing him or her) for reasons other than Cause (defined below), death or Disability; or (ii) the Grantee’s resignation for Good Reason (defined below). This Option may also become exercisable in accordance with Section 2.2(d) below.

(c) Conditions on Vesting Upon or Following Termination of Employment. Your eligibility to vest in or exercise this Option (or any portion thereof) upon or following the date of your termination of Employment shall be subject to (i) your compliance with the obligations in Section 2.11 and/or any Company Agreement, and (ii) if required by the Company at the time of your termination of employment, your execution of a general release of claims in favor of the Company and its Subsidiaries and affiliates in the form required by the Company that becomes effective within sixty (60) days following the date of termination (or such earlier date as the Company may require).

(d) Change in Control. In connection with a Change in Control, the Committee will notify the Grantee in writing or electronically that the Option will be fully vested and exercisable for a period determined by the Committee in its sole discretion and, to the extent this Option is not exercised prior to the expiration of such period (which may be the closing of such Change in Control), if the Committee determines, reasonable prior written notice of which acceleration and termination shall be given to the Grantee, such unexercised Option shall terminate upon or immediately prior to the effectiveness of such Change in Control.

2.3 Number of Shares and Exercise Price. The number of shares of Common Stock subject to this Option and the Exercise Price per share in the Notice of Stock Option Grant will be adjusted as provided in the Plan.

2.4 Exercise of Option. This Option may be exercised only within the period set out in the Notice of Stock Option Grant, and may be exercised during such period only in accordance with this Option Agreement and the Plan, and the Vesting Schedule and applicable Exercise Period set out in the Notice of Stock Option Grant and with the provisions of this Section 2.4.

(a) Method of Exercise. You may exercise the vested portion of this Option (and the unvested portion of Grantee’s Option if and to the extent Grantee’s Notice of Stock Option Grant so permits) during its term by (i) delivering a Notice of Exercise (in a form designated by the Company) or completing such other documents and/or procedures designated by the Company for exercise, (ii) paying the Exercise Price and any applicable withholding taxes to the Company’s Secretary, stock plan administrator, or such other person as the Company may designate, and delivering such additional documents as the Company may then require, and (iii) if the Company’s Common Stock shall not be registered for trading on a U.S. national securities exchange or U.S. over-the-counter market, executing and delivering any stockholders’ agreement, investors’ rights, co-sale or other similar agreement to which the holders of a majority of the shares of Common Stock then issued and outstanding are parties (each, a “Stockholders’ Agreement”). The Grantee is responsible for filing any reports of remittance or other foreign exchange filings required in order to pay the Exercise Price. In no event may this Option be exercised after the Expiration Date set forth in the Notice of Stock Option Grant. If requested by the Company, this Option grant is conditioned on Grantee opening and maintaining a brokerage account that is permitted for use with respect to awards granted under the Plan, by the deadline established by the Company and/or set forth on the website of the Plan recordkeeper. If you do not accept this Option grant by the applicable deadline, your grant will be cancelled.

(b) Compliance. In no event may the Option be exercised unless the shares of Common Stock issuable upon exercise are then registered under the Securities Act or, if not registered, the Company has determined that the exercise and the issuance of the Shares would be exempt from the registration requirements of the Securities Act. The Company is not obligated, and will have no liability for failure, to issue or deliver of any Shares upon exercise of this Option, and this Option may not be exercised, if the issuance of such Shares upon such exercise or the method of payment of consideration for such Shares would constitute a violation of any applicable requirements of federal, state and foreign laws with respect to such securities and other law and regulations or the requirements of any stock exchange or market system upon which the Shares may then be listed, with such compliance determined by the Company in consultation with its legal counsel. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to you on the date on which this Option is exercised with respect to such Shares, subject to applicable laws. The inability of the Company to obtain the authority from any regulatory body having jurisdiction, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance of any Shares shall relieve the Company of any liability in respect of the failure to issue such Shares as to which such requisite authority shall not have been obtained. As a condition to the issuance of the Shares, the Company may require you to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company. Furthermore, you understand that the applicable laws of the country in which you are residing or working at the time of grant, vesting, and/or exercise of this Option (including any rules or regulations governing securities, foreign exchange, tax, labor or other matters) may restrict or prevent exercise of this Option.

(c) Compensation Recoupment Policy. In the event that any of the Options are at any time affected by an Accounting Restatement and the Company has a compensation recoupment policy, whether on a stand-alone basis or combined with other policies, you hereby acknowledge and agree that you and the Option, including any Shares that may be delivered to you pursuant to this Option, will be subject to such compensation recoupment policy. The terms and conditions of any such compensation recoupment policy will be deemed incorporated by reference into this Agreement. For purposes hereof, “Accounting Restatement” means the accounting restatement of any of the Company’s financial statements filed with the Securities and Exchange Commission under the Exchange Act or the Securities Act of 1933, as amended, due to the Company’s material noncompliance with any financial reporting requirement under the securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period.

(d) Notice of Disqualifying Disposition. If Grantee’s Option is an Incentive Stock Option, by exercising Grantee’s Option you agree that you will notify the Company in writing within fifteen (15) days after the date of any disposition of any of the shares of the Common Stock issued upon exercise of Grantee’s Option that occurs within two (2) years after the Date of Grant or within one (1) year after such shares of Common Stock are transferred upon exercise of Grantee’s Option.

(e) Special Termination Period. If exercise of the Option on the last day of the termination period set forth in Section 1 is prevented by operation of subparagraph (b) of this Section 2.4, then this Option shall remain exercisable until 14 days after the first date that subparagraph (b) no longer operates to prevent exercise of the Option.

2.5 Method of Payment. Payment of the aggregate Exercise Price shall be by any of the following methods; provided, however, the payment shall be in strict compliance with all procedures established by the Committee:

(a) cash;

(b) check or wire transfer;

(c) subject to any conditions or limitations established by the Committee, other Shares Delivered to the Company that have a Fair Market Value on the date of surrender or attestation equal to the aggregate Exercise Price; provided, that such already-owned shares of Common Stock are owned free and clear of any liens, claims, encumbrances or security interests, and that are valued at Fair Market Value on the date of exercise. “Delivery” for these purposes, in the sole discretion of the Company at the time you exercise this Option, will include delivery to the Company of Grantee’s attestation of ownership of such shares of Common Stock in a form approved by the Company. Grantee may not exercise this Option by delivery to the Company of Common Stock if doing so would violate the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock.

(d) consideration received by the Company under a broker-assisted sale and remittance program acceptable to the Committee pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that (Officers and Directors shall not be permitted to use this procedure if this procedure would violate Section 402 of the Sarbanes-Oxley Act of 2002, as amended), including the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds (this manner of payment is also known as a “broker-assisted exercise”, “same day sale”, or “sell to cover”);

(e) subject to any conditions or limitations established by the Committee, retention by the Company of so many of the Shares that would otherwise have been delivered upon exercise of the Option as have a Fair Market Value on the exercise date equal to the aggregate exercise price of all Shares as to which the Option is being exercised, provided that the Option is surrendered and cancelled as to such Shares; or

(f) any combination of the foregoing methods of payment;

provided, that: (i) fractional shares of Common Stock shall not be accepted as payment of the Exercise Price; (ii) shares of Common Stock that you acquired within the six (6) month period immediately preceding the date of exercise may not be used to pay the Exercise Price; (iii) shares of Common Stock that were issued to you by the Company upon your exercise of an incentive stock option within the one (1) year period immediately preceding the exercise of the Option may not be used to pay the Exercise Price; and (iv) any shares of Common Stock used to pay the Exercise Price (or any portion thereof) must be owned by you free and clear of any liens, encumbrances or security interests. Notwithstanding the foregoing, if you are a director or Section 16 officer of the Company under the Securities Act, payment of the Exercise Price by means of methods (c) (d) and (f) hereof is subject to approval by the Committee.

Grantee understands and agrees that, if required by the Company or applicable laws, any cross-border cash remittance made to exercise this Option or transfer proceeds received upon the sale of Shares must be made through a locally authorized financial institution or registered foreign exchange agency and may require you to provide to such entity certain information regarding the transaction. Moreover, Grantee understands and agrees that the future value of the underlying Shares is unknown and cannot be predicted with certainty and may decrease in value, even below the Exercise Price. Grantee understands that neither the Company nor any Subsidiary or Affiliate is responsible for any foreign exchange fluctuation between local currency and the United States Dollar or the selection by the Company or any Subsidiary or Affiliate in its sole discretion of an applicable foreign currency exchange rate that may affect the value of this Option (or the calculation of income or Tax-Related Items thereunder).

2.6 Non-Transferability of Option. This Option may not be transferred in any manner other than by will or by the laws of descent and distribution, or in accordance with any beneficiary designation procedures that may be established by the Company, nor shall any such rights be subject to execution, attachment or similar process, other than in accordance with the terms of the Plan. Upon any attempt to sell, transfer, assign, pledge, hypothecate or otherwise dispose of the Option or of such rights contrary to the provisions of the Plan or this Agreement, or upon the levy of any attachment or similar process upon the Option or such rights, the Option and such rights shall, at the election of the Company, be forfeited for no consideration. This Option may be exercised during the lifetime of the Grantee only by the Grantee. The terms of this Option Agreement and the Plan shall be binding upon the executors, administrators, heirs, successors, and assigns of the Grantee. Notwithstanding the foregoing, if this Option is designated as a Nonstatutory Stock Option, the Committee may, in its sole discretion, allow the Grantee to transfer this Option as a gift to one or more family members. For purposes of this Option Agreement, “family member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (including adoptive relationships), any individual sharing the Grantee’s household (other than a tenant or employee), a trust in which one or more of these individuals have 100% of the beneficial interest, a foundation in which the Grantee or one or more of these persons control the management of assets, and any entity in which the Grantee or one or more of these persons own 100% of the voting interest.

2.7 Tax Obligations.

(a) Withholding. As a condition to the grant, vesting and exercise of this Option and as further set forth in Article 19 of the Plan, Grantee hereby agrees to make adequate arrangements satisfactory to the Company for the satisfaction of (and will indemnify the Company and any Subsidiary or Affiliate for) any applicable taxes or tax withholdings, social contributions, required deductions, or other payments, if any (“Tax-Related Items”), which arise upon the grant, vesting or exercise of this Option, the lapse of any substantial risk of forfeiture to which any of the shares of Common Stock are subject at the time of exercise, ownership or disposition of Shares, receipt of dividends, if any, or otherwise in connection with this Option or the Shares, whether by withholding, direct payment to the Company, or otherwise as permitted by the Company in its sole discretion. With the Company’s consent, these arrangements may include withholding Shares that otherwise would be issued to the Grantee pursuant to the exercise of this Option. The Company may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise. Regardless of any action the Company or any Subsidiary or Affiliate takes with respect to any or all applicable Tax-Related Items, you acknowledge and agree that the ultimate liability for all Tax-Related Items is and remains Grantee’s responsibility and may exceed any amount actually withheld by the Company or any Subsidiary or Affiliate. You further acknowledge and agree that you are solely responsible for filing all relevant documentation that may be required in relation to this Option or any Tax-Related Items (other than filings or documentation that is the specific obligation of the Company or any Subsidiary or Affiliate pursuant to applicable law), such as but not limited to personal income tax returns or reporting statements in relation to the grant, vesting or exercise of this Option, the holding of Shares or any bank or brokerage account, the subsequent sale of Shares, and the receipt of any dividends. You further acknowledges that the Company makes no representations or undertakings regarding the treatment of any Tax-Related Items and does not commit to and is under no obligation to structure the terms or any aspect of the Option to reduce or eliminate Grantee’s liability for Tax-Related Items or achieve any particular tax result. You also understands that applicable laws may require varying Share or option valuation methods for purposes of calculating Tax-Related Items, and the Company assumes no responsibility or liability in relation to any such valuation or for any calculation or reporting of income or Tax-Related Items that may be required of you under applicable laws. Further, if you have become subject to Tax-Related Items in more than one jurisdiction, you acknowledges that the Company or any Subsidiary or Affiliate may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

(b) Notice of Disqualifying Disposition of ISO Shares. If this Option is an ISO, and if the Grantee sells or otherwise disposes of any of the Shares acquired pursuant to the exercise of the ISO on or before the later of (i) the date two years after the Grant Date, or (ii) the date one year after the date of exercise, the Grantee shall immediately notify the Committee in writing of such disposition. The Grantee may be subject to income tax withholding by the Company on the compensation income recognized by the Grantee.

2.8 Special Conditions.

(a) ISO Employment. If Grantee’s Option is intended to be an Incentive Stock Option: Note that to obtain the federal income tax advantages associated with an Incentive Stock Option, the Code requires that at all times beginning on the Date of Grant and ending on the day three (3) months before the date of Grantee’s Option’s exercise, you must be an employee of the Company or an Affiliate, except in the event of Grantee’s death or Disability. The Company has provided for extended exercisability of Grantee’s Option under certain circumstances for Grantee’s benefit but cannot guarantee that the Option will necessarily be treated as an Incentive Stock Option if you continue to provide services to the Company or an Affiliate as a consultant or director after your employment terminates or if you otherwise exercise the Option more than three (3) months after the date your employment with the Company or an Affiliate terminates.

(b) Special Termination Period if the Grantee Subject to Section 16(b). If a sale within the applicable termination period set forth in Section 1 of Shares acquired upon the exercise of this Option would subject the Grantee to suit under Section 16(b) of the Exchange Act, this Option shall remain exercisable until the earliest to occur of (i) the tenth day following the date on which a sale of such shares by the Grantee would no longer be subject to such suit, (ii) the 190th day after the Grantee’s Termination of Service, or (iii) the Expiration Date.

(c) Special Termination Period if the Grantee Subject to Blackout Period. The Company has established an Insider Trading Policy (as such policy may be amended from time to time, the “Policy”) relative to trading while in possession of material, non-public information. The Policy prohibits officers, directors, employees, and consultants of the Company and its subsidiaries from trading in securities of the Company during certain “Blackout Periods” as described in the Policy. If the last day of the termination period set forth in Section 1 is during such a Blackout Period, then this Option shall remain exercisable until 14 days after the first date that there is no longer in effect a Blackout Period applicable to the Grantee.

2.9 Restrictions on Resale; Lock-up Agreement. The Grantee shall not sell any Shares at a time when applicable law, Company policies or an agreement between the Company and its underwriters prohibit a sale. This restriction shall apply as long as the Grantee is a Service Provider and for such period after the Grantee’s Termination of Service as the Committee may specify. Without limiting the foregoing, in connection with any underwritten public offering of shares of Common Stock made by the Company pursuant to a registration statement filed under the Securities Act, the Grantee shall not offer, sell, contract to sell, pledge, hypothecate, grant any option to purchase or make any short sale of, or otherwise dispose of any shares of Common Stock (including but not limited to Shares subject to this Option) or any rights to acquire shares of the Company for such period beginning on the date of filing of such registration statement with the Securities and Exchange Commission and ending at the time as may be established by the underwriters for such public offering; provided, however, that such period shall end not later than 180 days from the effective date of such registration statement. The foregoing limitation shall not apply to shares registered for sale in such public offering.

2.10 Termination for Cause. In the event Grantee’s Termination of Service is (x) for Cause, or (y) as a result of a termination initiated by you under or in anticipation of circumstances that would constitute Cause, or (z) due to you voluntarily departing and, after such voluntary departure, you at any time engage, directly or indirectly, in behavior that would constitute Cause or you breach in any material respect any provision of this Agreement or any Company Agreement, this Option (including any vested portion thereof) shall immediately terminate and be forfeited in its entirety upon first notification to you of such termination for Cause. If Grantee’s service is suspended pending an investigation of whether Grantee’s Termination of Service will be terminated in accordance with clause (x), (y) or (z) above, all Grantee’s rights under this Option, including the right to exercise this Option, shall be suspended during the suspension period.

2.11 Competition with the Company. In order to protect the Company’s goodwill and investments in research and development and Customer and business relationships and to prevent the disclosure of the Company’s confidential and trade secret information, thereby promoting the long-term success of the Company’s business, you agree to the following:

(a) Restricted Activities.

(i) During your employment, you will not, without the prior written consent of the Company, directly or indirectly engage in Competitive Activities;

(ii) During your employment and for any restricted period set forth in a Company Agreement to which you are a party (a “Restricted Period”), you will not breach or violate any of the provisions of such Company Agreement; and

(iii) For a period of twenty-four (24) months following your Termination Date, Grantee will not, without the prior written consent of the Company, directly or indirectly perform, or assist others to perform, work for a Competitor in a position in which you could disadvantage the Company or advantage the Competitor through (A) Grantee’s disclosure or use of the Company’s confidential or trade secret information and/or (B) Grantee’s use of the Company’s Customer relationships and goodwill.

(b) Rescission and Forfeiture. You understand and agree that if the Company determines you have violated any of the provisions of Section 2.11(a), including with respect to any Company Agreement, then, in addition to injunctive relief, damages, and all other equitable and legal rights and remedies:

(i) this Option (whether or not vested) shall be terminated and forfeited for no consideration on the earliest date on which you are first in violation of Section 2.11(a) or any Company Agreement that you have with the Company; and

(ii) upon the Company’s demand, you shall immediately deliver to the Company (1) a number of shares of Common Stock equal to the number of shares of Common Stock with respect to which you exercised the Option (for the avoidance of doubt, without reduction for any shares of Common Stock that may have been withheld and/or sold to satisfy applicable withholding taxes) within the twelve (12) month period of time immediately preceding the earliest date on which you are first in violation of Section 2.11(a) or any Company Agreement, less (2) the number of shares of Common Stock withheld upon exercise to satisfy the Option purchase price (or, if you paid the purchase price in cash, the number of shares that would have been withheld had the purchase price been paid via cashless exercise). To the extent that you do not, as of the date of the Company’s demand for repayment, hold a number of shares of Common Stock sufficient to satisfy the obligation set forth in the preceding sentence, you shall pay the Company an amount in cash equal to (x) (i) the number of shares required to be delivered by you pursuant to the preceding sentence, less (ii) the number of shares actually delivered by you pursuant to the preceding sentence, multiplied by (y) the Fair Market Value per share of Common Stock as of the business day immediately preceding the date of the Company’s demand for repayment. You agree to deliver and execute such documents (including, if applicable, share certificates) as the Company may deem necessary to effect the repayment obligations referred to in this Section 2.11(b)(ii).

(c) Injunctive Relief. You hereby acknowledge and agree that in the event of any breach of this Agreement by you, including, without limitation, the actual or threatened breach of any Section 2.11(a) or disclosure or unauthorized use of Confidential Information without the prior express written consent of the Company, the Company would suffer irreparable injury such that no remedy at law would adequately protect or appropriately compensate the Company for such injury. Accordingly, you agree that the Company shall have the right to seek enforcement of this Agreement and any of its provisions by injunction, specific performance or other equitable relief, without prejudice to any other rights and remedies that the Company may have for a breach of this Agreement, and without the necessity of posting any bond or other security.

(d) Non-Exclusive Remedies. You understand and agree that the remedies set forth in Section 2.11(b) and Section 2.11(c) shall not be the Company’s exclusive remedies in the event of a breach of the obligations set forth in Section 2.11(a) or other obligation in any applicable Company Agreement, and that the Company reserves all other rights and remedies available to it at law or in equity.

(e) Severability of Covenants. You acknowledge and agree that as to you the covenants set forth in this Section 2.11 are reasonable and valid in geographical and temporal scope and in all other respects. If any court determines that any of such covenants, or any part thereof, is invalid or unenforceable as to you or to any other holder of shares of the Company, the remainder of such covenants shall not thereby be affected and shall be given full effect as to you, without regard to the invalid portions.

(f) Blue-Penciling. If any court determines that any of the covenant set forth in this Section 2.11, or any part thereof, is unenforceable as to you or to any other stockholder because of the duration or geographic scope of such provision, such court shall have the power to reduce the duration or scope of such provision, as the case may be, as to you and, in its reduced form, such provision shall then be enforceable.

2.12 Certain Definitions. For the purposes of this Agreement:

“Cause” means, notwithstanding anything to the contrary set forth in the Plan, your “Termination of Service” by the Company for “Cause” pursuant any Company Agreement with the Company or if you are not party to a Company Agreement that includes a definition of “Cause”, your Termination of Service because of any of the following circumstances, acts or omissions, as determined jointly by the disinterested member of the Board of the Company: (A) a pattern of failure to satisfactorily perform Grantee’s duties, (B) one or more acts of insubordination, or willful failure or refusal to perform duties or carry out directives assigned by the Company or a Subsidiary for which Grantee provides services, (C) one or more acts of dishonesty, including without limitation, theft or misappropriation of funds or assets of the Company or a Subsidiary, including intellectual property; (D) commission of any acts involving moral turpitude, deceit, embezzlement, fraud, misappropriation of funds, breach of fiduciary duty or any other act of dishonesty committed by Grantee or at Grantee’s direction, or a conviction of, or guilty or nolo contendere plea by Grantee to any felony or any crime involving any of the aforementioned acts, or entry into by Grantee of any consent decree with, or becoming subject to an order of, the Securities Exchange Commission, the Financial Industry Regulatory Authority or a regulatory or self-regulatory organization which legally prevents or restricts Grantee from providing services to the Company or a Subsidiary thereof, (E) one or more acts of willful misconduct in violation of the Company’s Code of Conduct, Insider Trading Policy or other Company policy, (F) a material breach by Grantee of his obligations under this Agreement, (G) breach or threatened breach of the confidentiality provisions or the restrictive covenants contained in this Agreement or any of the provisions of a Company Agreement, (H) a material violation of any law, rule, regulation or by-law of any governmental authority (state, federal or foreign), any securities exchange or association or other regulatory or self-regulatory body or agency applicable to the Company or any of its Subsidiaries, (I) the habitual abuse of alcohol or any illegal substance or (J) participation or involvement in intentional or negligent conduct which could subject the Company (or any of its affiliates) to risk or exposure under any local, state, or federal law relating to harassment or discrimination based upon race, age, sex, disability, or any other protected status, or commission of any intentional violation of any written policy of the Company adopted from time to time with respect to any such law. Cause shall not exist to terminate Grantee’s employment under subsection (A) or (I) above unless written notice providing a detailed statement of the facts and circumstances that, in the opinion of the Company, constitute Cause is provided to Grantee and Grantee is afforded such reasonable period of time, which shall not be less than ten (10) business days after such notice, to cure (if curable), except that if complying with such a directive or other curative action is necessary to respond to a regulatory authority or to avoid material economic harm and, in each case, failure of Grantee to follow such directive or take other curative action within such ten business day period shall be prejudicial to the Company or a Subsidiary, then such cure period may be, in the good faith determination of the Company, less than ten business days, so long as not less than a reasonable period of time, as may be necessary to avoid material economic harm and prejudice to the Company or a Subsidiary from that which would be experienced by the Company or its Subsidiary if such a cure period was longer. If, following Grantee’s termination of employment hereunder for other than Cause, it is determined in good faith by the Board that Grantee’s employment could have been terminated for Cause for the reasons set forth in clause (C), (D), (E) or (G) above, in each case to the extent that such conduct involves or relates to the Company or any of its Subsidiaries and occurs prior to such termination, Grantee’s employment shall be deemed to have been terminated for Cause retroactively to the date of termination.

“Company Agreement” means any employment agreement, consulting agreement, proprietary rights agreement, invention assignment or work for hire agreement, confidentiality agreement, non-competition agreement, non-solicitation agreement, restrictive covenant agreement or similar agreement with or for the benefit of the Company, including the PIICA, Covenant Agreement and other On-Boarding Document required to be entered into by Grantee with the Company in connection with Grantee’s employment or the grant of this Option or other equity incentive.

“Competitor” means any person or entity including, but not limited to, you or anyone acting on your behalf, that is engaged or preparing to be engaged in the research, development, production, manufacturing, marketing or selling of, or consulting on, any product, process, technology, device, machine, invention or service in existence or under development that resembles, competes with, may now or in the future compete with, can be substituted for or can be marketed as a substitute for any product, process, technology, device, machine, invention, or service of the Company that is in existence or that is, was, or is planned to be under development. The Committee shall determine whether any individual or entity is a “Competitor” in its sole discretion, and its determination shall be final.

“Competitive Activities” means any and activities (including preparations) which compete with, are intended to compete with, or which otherwise may adversely affect or interfere with the Company’s business or advantage a Competitor whether immediately or in the future. The Committee shall determine whether any conduct constitutes “Competitive Activities” in its sole discretion, and its determination shall be final.

“Customer” means any entity, client, account, or person, including the employees, agents or representatives of the foregoing, or any entity or person who participates, influences or has any responsibility in making purchasing decisions on behalf of such entities, clients, accounts, or persons, to whom or to which you contacted, solicited any business from, sold to, rendered any service to, were assigned to, had responsibilities for, received commissions or any compensation on, or promoted or marketed any products or services to during the applicable Restricted Period. The Committee shall determine whether any individual or entity is a “Customer” in its sole discretion, and its determination shall be final.

“Good Reason” means Termination of Service of Grantee in circumstances constituting a “Termination for Good Reason” pursuant to Grantee’s employment agreement with the Company.

“Vesting Date” means a vesting date above determined by reference to the Vesting Commencement Date.

2.13 Representations, Warranties and Covenants of Grantee under the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “USA PATRIOT Act”) and Corporate Transparency Act (“CTA”).

(a) Grantee agrees to provide any information deemed necessary by the Company in its sole discretion to comply with its anti-money laundering programs and related responsibilities from time to time and also the CTA.

(b) Grantee represents that Grantee is (i) not an individual, entity or organization on any Office of Foreign Assets Control “watch list” and does not have any affiliation of any kind with such individual, entity or organization, (ii) not a Foreign Shell Bank, (iii) not a person or entity resident in or whose subscription funds are transferred from or through a jurisdiction identified as non-cooperative by the Financial Action Task Force, and not subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act. Grantee also agrees to notify the Company if Grantee becomes subject to such disqualifications after the date hereof.

(c) Grantee is not a senior foreign political figure, an immediate family member of a senior foreign political figure or a close associate of a senior foreign political figure.

2.14 Tax Consequences.

(a) You hereby agree that the Company does not have a duty to design or administer the Plan or its other compensation programs in a manner that minimizes your tax liabilities. You will not make any claim against the Company, or any of its officers, directors, employees or Affiliates related to tax liabilities arising from your Option or your other compensation. In particular, you acknowledge that this Option is exempt from Section 409A of the Code only if the exercise price per share specified in the Notice of Stock Option Grant is at least equal to the “fair market value” per share of the Common Stock on the Date of Grant and there is no other impermissible deferral of compensation associated with the Option.

(b) Section 409A. The intent of the parties is that payments and benefits under this Agreement shall be exempt from or shall comply with Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations and guidance issued thereunder (“Section 409A”), to the extent subject thereto, and accordingly, to the maximum extent permitted, this Agreement shall be interpreted and administered to be in compliance therewith or exempt therefrom, as applicable. Notwithstanding anything to the contrary in the Plan or this Agreement, the Company reserves the right to revise this Agreement as it deems necessary or advisable, in its sole discretion and without your consent, to comply with Section 409A or to otherwise avoid imposition of any additional tax or income recognition under Section 409A. However, the Company makes no representation that the Option is not subject to Section 409A nor makes any undertaking to preclude Section 409A from applying to the Option. The Company shall not have any liability under the Plan or this Agreement for any taxes, penalties or interest due on amounts paid or payable pursuant to the Plan or this Agreement, including any taxes, penalties or interest imposed under Section 409A. For purposes of the Plan and this Agreement, to the extent necessary to avoid accelerated taxation and/or tax penalties under Section 409A, a termination of employment shall not be deemed to have occurred for purposes of settlement of any portion of the Option unless such termination constitutes a “separation from service” within the meaning of Section 409A and, for purposes of any such provision of this Agreement, references to a “termination,” “termination of employment” or similar terms shall mean “separation from service.”

2.15 Data Privacy. Grantee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of his or her personal data as described in this Agreement and any other award materials by and among, as applicable, the Grantee’s employer, the Company and any Subsidiary or affiliate of the Company for the exclusive purpose of implementing, administering and managing Grantee’s participation in the Plan or with respect to the Shares. Grantee understands that the Company and the Grantee’s employer may hold certain personal information about him or her, including, but not limited to, Grantee’s name, home address and telephone number, date of birth, social security number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all Shares or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in Grantee’s favor, for the exclusive purpose of implementing, administering and managing the Plan or with respect to the Shares (“Data”).

Grantee understands that Data may be transferred to a stock plan service provider as may be selected by the Company from time to time, to assist the Company with the implementation, administration and management of the Plan. Grantee understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than Grantee’s country. Grantee understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting Grantee’s local human resources representative. Grantee authorizes the Company, and any possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing Grantee’s participation in the Plan or with respect to the Shares. Grantee understands that Data will be held only as long as is necessary to implement, administer and manage Grantee’s participation in the Plan. Grantee understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing Grantee’s local human resources representative. Grantee understands, however, that refusing or withdrawing his or her consent may affect Grantee’s ability to participate in the Plan. For more information on the consequences of Grantee’s refusal to consent or withdrawal of consent, Grantee understands that he or she may contact his or her local human resources representative.

2.16 No Guarantee of Continued Service. The vesting of the Option pursuant to the Vesting Schedule hereof is earned only by continuing as a Service Provider at the will of the Company (and not through the act of being hired, being granted an Option, or purchasing Shares hereunder). This Option Agreement, the transactions contemplated hereunder, and the Vesting Schedule constitutes neither an express nor an implied promise of continued engagement as a Service Provider for the vesting period, for any period, or at all, and shall not interfere with Grantee’s right or the Company’s right to terminate Grantee’s relationship as a Service Provider at any time, with or without Cause.

2.17 Governing Plan Document.

(a) Subject to. You acknowledge receipt of a copy of the Plan and represent that you are familiar with the terms and provisions thereof (and has had an opportunity to consult counsel regarding the Option terms), and hereby accepts this Option and agrees to be bound by its contractual terms as set forth herein and in the Plan. Your Option is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your Option, and is further subject to, and you hereby agree to accept as binding, conclusive and final, all decisions, interpretations, amendments, rules and regulations, which may from time to time be promulgated and adopted pursuant to the Plan, including any thereof of the Committee regarding any questions relating to this Option. In addition, your Option (and any compensation paid or shares issued under your Option) is subject to recoupment in accordance with The Dodd—Frank Wall Street Reform and Consumer Protection Act and any implementing regulations thereunder, any clawback or recoupment policy adopted by the Company and any compensation recovery policy otherwise required by applicable law.

(b) Disclaimer. Grantee hereby expressly acknowledges and agrees that Grantee is not entitled to compensation for loss of rights under the Plan or this Agreement where the Plan is amended or discontinued or where Grantee’s employment (or service) is terminated; provided that no such amendment or discontinuance of the Plan, other than as contemplated by Sections 13 and 14 of the Plan, shall adversely affect in any material way the Option represented by this Agreement without the written consent of Grantee.

2.18 Effect on Other Employee Benefit Plans. The value of this Option will not be included as compensation, earnings, salaries, or other similar terms used when calculating your benefits under any employee benefit plan sponsored by the Company or any Affiliate, including, but not limited to, calculating any severance, resignation, termination indemnities, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement benefits or welfare benefits or similar payments, and in no event should be considered as compensation for, or in any way relating to, past services to the Company or any of its Subsidiaries, except as such plan otherwise expressly provides, or for any other purpose. The Option and shares of Common Stock subject to the Option, and the income and value of same, is not intended to replace any pension rights or compensation. The Company expressly reserves its rights to amend, modify, or terminate any of the Company’s or any Affiliate’s employee benefit plans.

2.19 Voting Rights. You will not have voting or any other rights as a stockholder of the Company with respect to the shares to be issued pursuant to this Option until such shares are issued to you. Upon such issuance, you will obtain full voting and other rights as a stockholder of the Company. Nothing contained in this Option, and no action taken pursuant to its provisions, will create or be construed to create a trust of any kind or a fiduciary relationship between you and the Company or any other person.

2.20 Stop-Transfer Orders. Grantee agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

2.21 Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

2.22 Imposition of Other Requirements. The Company reserves the right, without your consent, to cancel or forfeit outstanding grants or impose other requirements on your participation in the Plan, on this Option and the Shares subject to this Option and on any other award under the Plan or Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with applicable laws or facilitate the administration of the Plan. You agrees to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing. Furthermore, you acknowledge that the Applicable Laws of the country in which you are residing or working at the time of grant, holding, vesting, and exercise of the Option or the holding or sale of Shares received pursuant to the Option (including any rules or regulations governing securities, foreign exchange, tax, labor, or other matters) may subject you to additional procedural or regulatory requirements that you are and will be solely responsible for and must fulfill. If applicable, such requirements may be outlined in but are not limited to the Country-Specific Addendum (the “Addendum”) attached hereto, which forms part of this Agreement. Notwithstanding any provision herein, your participation in the Plan shall be subject to any applicable special terms and conditions or disclosures as set forth in the Addendum. You also understand and agree that if you work, reside, move to, or otherwise are or become subject to applicable laws or Company policies of another jurisdiction at any time, certain country-specific notices, disclaimers and/or terms and conditions may apply to you as from the date of grant, unless otherwise determined by the Company in its sole discretion.

2.23 Electronic Delivery/Access. The Grantee further agrees that the Company may deliver all documents relating to the Plan or this Option (including prospectuses required by the Securities and Exchange Commission), and all other documents that the Company is required to deliver to its security holders or the Grantee (including annual reports, proxy statements and financial statements), either by e-mail or through access to a Web site location where those documents have been posted. Grantee understands that an e-mail account and appropriate hardware and software, including a computer or compatible cell phone and an Internet connection, will be required to access documents delivered by e-mail or accessible through a Web site. By accepting this Option, whether electronically or otherwise, Grantee hereby (i) consents to receive such documents by electronic means, (ii) consents to the use of electronic signatures, and (iii) if applicable, agrees to participate in the Plan and/or receive any such documents through an on-line or electronic system established and maintained by the Company or a third party designated by the Company, including but not limited to the use of electronic signatures or click-through electronic acceptance of terms and conditions.

2.24 No Acquired Rights or Employment Rights.

(a) No Right to Future Employment. Nothing contained in your Option is intended to constitute or create a contract of employment or other service, nor shall it constitute or create the right to remain associated with or in the employ of the Company or any Subsidiary or Affiliate for any particular period of time, and nothing in your Option will be deemed to create in any way whatsoever any obligation on your part to continue in the employ or other service of the Company or an Affiliate, or of the Company or an Affiliate to continue your employment. In addition, nothing in your Option will obligate the Company or an Affiliate, their respective stockholders, boards of directors, officers or employees to continue any relationship that you might have as a Director or Consultant for the Company or an Affiliate.. This Agreement shall not interfere in any way with the right of the Company or any Subsidiary or Affiliate to terminate your employment or service at any time, subject to applicable laws.

(b) No Acquired Rights. Grantee acknowledges and agrees as follows: (a) the grant of this Option is voluntary and occasional and does not create any contractual or other right to receive future grants of Options, other awards under the Plan or benefits in lieu of Options, even if Options have been granted repeatedly in the past, and all decisions with respect to future grants of Options or other awards under the Plan, if any, will be at the sole discretion of the Company; (b) the grant of the Option is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of options, or benefits in lieu of options, even if options have been granted in the past; (c) unless otherwise agreed with the Company, the Option and the shares of Common Stock subject to the Option, and the income and value of same, are not granted as consideration, or in connection with, the service you may provide as a director of the Company; (d) the future value of the underlying shares of Common Stock is unknown, indeterminable and cannot be predicted with certainty; (e) if the underlying shares of Common Stock do not increase in value, the Option will have no value; (f) if you exercise the Option and acquire shares of Common Stock, the value of such shares of Common Stock may increase or decrease in value, even below the purchase price; (g) no claim or entitlement to compensation or damages shall arise from forfeiture or recoupment of the Option resulting from the termination of your employment or other service relationship (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where you are employed or the terms of your employment agreement, if any); (h) you shall seek all necessary approvals under, make all required notifications under, and comply with all laws, rules, and regulations applicable to the ownership of the Option and, if applicable, shares of Common Stock, including currency and exchange laws, rules, and regulations; (i) neither the Company nor any of its Subsidiaries or affiliates shall be liable for any foreign exchange rate fluctuation between your local currency and the U.S. dollar that may affect the value of the Option or of any amounts due to you upon exercise of the Option or the subsequent sale of any shares of Common Stock acquired upon exercise; and (j) the Company is not providing any tax, legal, or financial advice, nor is the Company making any recommendations regarding your participation in the Plan, or your acquisition or sale of the underlying shares of Common Stock and you should consult your own personal tax, legal and financial advisors regarding your participation in the Plan before taking any action related to the Option.

2.25 Miscellaneous.

(a) Governing Law; Consent to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to principles of conflicts of law. For purposes of litigating any dispute that may arise directly or indirectly from this Agreement, the parties hereby irrevocably submit and consent to the exclusive jurisdiction of the federal or state courts located in the State of New York, County of New York (collectively, the “Chosen Courts”) for any litigation arising out of or relating to this Agreement, or the negotiation, validity or performance of this Agreement, or the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in the Chosen Courts and agrees not to plead or claim in any Chosen Court that such litigation brought therein has been brought in any inconvenient forum. Each of the parties hereto agrees that service of process may also be made on such party by prepaid certified mail with a proof of mailing receipt validated by the United States Postal Service constituting evidence of valid service. Service made pursuant to the immediately preceding sentence shall have the same legal force and effect as if served upon such party personally within the State of New York.

(b) Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION OR OTHER LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE OPTION AGREEMENT, ANY OTHER ON-BOARDING DOCUMENTS, OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY. EACH PARTY HERETO (1) CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (2) ACKNOWLEDGES THAT SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE OPTION AGREEMENT OR THE OTHER ON-BOARDING DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 2.25(b).

(c) Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter herein and supersedes all prior or contemporaneous discussions, understandings and agreements, whether oral or written, between them relating to the subject matter hereof, including without limitation the Employment Agreement.

(d) Successors and Assigns. Except as otherwise provided in this Agreement, this Agreement, and the rights and obligations of the parties hereunder, will be binding upon and inure to the benefit of parties hereto and their respective successors, assigns, heirs, executors, administrators and legal representatives. The Company may assign any of its rights and obligations under this Agreement. No other party to this Agreement may assign, whether voluntarily or by operation of law, any of its rights and obligations under this Agreement, except with the prior written consent of the Company.

(e) Notices. Any notice, demand or request required or permitted to be given under your Option, this Agreement or the Plan shall be in writing (including electronically) and shall be deemed sufficient and effectively given upon receipt (including if given by overnight courier or sent by email) or, in the case of notices delivered by mail, forty-eight (48) hours after deposit in the United States mail as certified or registered mail with postage prepaid, addressed to the party to be notified at such party’s address as set forth on the signature page, as subsequently modified by written notice, or if no address is specified on the signature page, at the most recent address set forth in the Company’s books and records.

(f) Severability. If one or more provisions of this Agreement are held to be unenforceable under Applicable Law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

(g) Third-Party Beneficiaries. You acknowledge and agree that all affiliates and subsidiaries of the Company have, or will as the result of a future acquisition, merger, assignment, or otherwise have, an interest in your Employment and your compliance with the obligations in Section 2.11, and that those entities are each express, third-party beneficiaries of this Agreement.

(h) Construction. This Agreement is the result of negotiations between and has been reviewed by each of the parties hereto and their respective counsel, if any; accordingly, this Agreement shall be deemed to be the product of all of the parties hereto, and no ambiguity shall be construed in favor of or against any one of the parties hereto.

(i) Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and all of which together shall constitute one and the same agreement. Execution of a facsimile or scanned copy will have the same force and effect as execution of an original, and a facsimile or scanned signature will be deemed an original and valid signature.

You acknowledge and agree that you have reviewed your Option in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting your Option, and fully understand all provisions of your Option.

the company:

Milestone Scientific Inc.

By:
Name:	Benedetta Casamento
Title:	Chairman of the Board of Directors

GRANTEE:

(Signature)

Address:

Email:

Country-Specific Addendum

This Addendum includes additional country-specific notices, disclaimers, and/or terms and conditions that apply to individuals who are working or residing in the countries listed below and that may be material to your participation in the Plan. Such notices, disclaimers, and/or terms and conditions may also apply, as from the date of grant, if you move to or otherwise is or becomes subject to the Applicable Laws or Company policies of the country listed. However, because foreign exchange regulations and other local laws are subject to frequent change, you are advised to seek advice from his or her own personal legal and tax advisor prior to accepting or exercising an Option or holding or selling Shares acquired under the Plan. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding your acceptance of the Option or participation in the Plan. Unless otherwise noted below, capitalized terms shall have the same meaning assigned to them under the Plan, the Notice of Stock Option Grant and the Stock Option Agreement. This Addendum forms part of the Stock Option Agreement and should be read in conjunction with the Stock Option Agreement and the Plan.

Securities Law Notice: Unless otherwise noted, neither the Company nor the Shares are registered with any local stock exchange or under the control of any local securities regulator outside the United States. The Stock Option Agreement (of which this Addendum is a part), the Notice of Stock Option Grant, the Plan, and any other communications or materials that you may receive regarding participation in the Plan do not constitute advertising or an offering of securities outside the United States, and the issuance of securities described in any Plan-related documents is not intended for public offering or circulation in your jurisdiction.

SECURITIES/BLUE SKY LEGENDS

[TBS]

EXHIBIT A

Milestone Scientific Inc.

2020 Equity incentive Plan

NOTICE OF EXERCISE and AGREEMENT

This Notice of Exercise and Agreement (this “Agreement”) is made as of _______________, by and between Milestone Scientific Inc., a Delaware corporation (the “Company”), and ____________________ (“Grantee”). To the extent any capitalized terms used in this Agreement are not defined, they shall have the meaning ascribed to them in the Company’s 2020 Equity Incentive Plan (the “Plan”) and the Option Agreement (as defined below).

1. Exercise of Option. Subject to the terms and conditions hereof, Grantee hereby elects to exercise his or her Option dated the date set forth below (the “Option”) to purchase the number of shares of the Common Stock (the “Shares”) of the Company under and pursuant to the Plan, the Notice of Stock Option Grant and the Stock Option Agreement dated the date of the Option below (the “Option Agreement”), at the purchase price for the Shares as follows:

Stock Option dated:

Number of Shares as to which Option is exercised:

Certificates to be issued in name of:

Total Exercise Price:

Cash payment delivered herewith:

[Value of _______Shares delivered herewith(1):	]

[Value of _______Shares pursuant to Net Exercise(2):	]

[Regulation T Program (cashless exercise(3)):	]

Broker Information:

Firm Name

Contact Person

Broker Address

City, State, Zip Code	Phone Number

Broker Account Number

Electronic Transfer Number:

The term “Shares” refers to the purchased shares and all other securities received in connection with the Shares pursuant to stock dividends or splits, all securities received in replacement of the Shares in a recapitalization, merger, reorganization, exchange or the like, and all new, substituted or additional securities or other property to which Grantee is entitled by reason of Grantee’s ownership of the Shares.

___________________________________

(1) Shares must meet the requirements set forth in the Option. Shares must be valued in accordance with the terms of the Option being exercised, and must be owned free and clear of any liens, claims, encumbrances or security interests. Certificates must be endorsed or accompanied by an executed assignment separate from certificate.

(2) The Option must be a Nonstatutory Stock Option, and the Company must have established Net Exercise procedures at the time of exercise, in order to utilize this payment method.

(3) Shares must meet the public trading requirements set forth in the Option.

By Grantee’s signature and the signature of the Company’s representative below, (i) Grantee agrees (A) to provide such additional documents as the Company may require pursuant to the terms of the Plan, (B) to provide for the payment by Grantee to the Company (in the manner designated by the Company) of the Company’s tax, withholding, required deductions or other payments, if any, relating to the exercise of this Option to the satisfaction of the Company, and (C) if this exercise relates to an Incentive Stock Option, to notify the Company in writing within fifteen (15) days after the date of any disposition of any of the Shares issued upon exercise of this Option that occurs within two (2) years after the date of grant of this Option or within one (1) year after such Shares are issued upon exercise of this Option, and (ii) Grantee and the Company agree that this exercise and purchase of Shares is made pursuant to and shall in all respects be subject to the terms and conditions of this Agreement, the Option Agreement and also the Plan, as amended to the date of grant and, except as expressly provided herein, any Stockholders’ Agreement.

The purchase and sale of the Shares under this Agreement shall occur at the principal office of the Company simultaneously with the execution and delivery of this Agreement, the payment of the aggregate exercise price by any method indicated in the Notice of Stock Option Grant, the satisfaction of any applicable tax, withholding, required deductions or other payments , and the execution and delivery by Grantee of such adoption, joinder or other agreement pursuant to which Grantee will become a party to and the Shares subject to the Stockholders’ Agreement (if any), all in accordance with the provisions of the Option Agreement. The Company shall issue the Shares to Grantee by entering such Shares in Grantee’s name as of such date in the books and records of the Company or, if applicable, a duly authorized transfer agent of the Company, against payment of the exercise price and any tax, withholding or other obligation therefor by Grantee to the satisfaction of the Company. The Company will deliver to Grantee a stock certificate, or confirmation of registration of the issuance to Grantee of electronic Shares, for the Shares as soon as practicable following such date.

2. Investment and Taxation Representations. In connection with the purchase of the Shares, Grantee represents to the Company the following:

(a) Investment Representation. In connection with the purchase of the Shares, Grantee is purchasing the Shares for investment for Grantee’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act or under any applicable provision of state law. Grantee does not have any present intention to transfer the Shares to any other person or entity. Grantee agrees that the Grantee will not, directly or indirectly, offer, transfer, sell, pledge, hypothecate or otherwise dispose of any of the Shares (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of any of the Shares), except in compliance with (i) the Securities Act, and the rules and regulations of the Securities and Exchange Commission thereunder, (ii) applicable state and non-U.S. securities or “blue sky” laws and (iii) and the provisions of this Agreement. Grantee further understands, acknowledges and agrees that none of the Shares or any interest therein or any rights relating thereto may be transferred, sold, pledged, hypothecated or otherwise disposed of unless (x) the provisions of this Agreement shall have been complied with and (y) such disposition is exempt from the provisions of Section 5 of the Securities Act or is pursuant to an effective registration statement under the Securities Act and is exempt from (or in compliance with) applicable state securities or “blue sky” laws. Any attempt by Grantee, directly or indirectly, to offer, transfer, sell, pledge, hypothecate or otherwise dispose of any Shares, or any interest therein, or any rights relating thereto, without complying with the provisions of this Agreement, shall be void and of no effect.

(b) Ability to Bear Risk. (i) Grantee’s financial situation is such that Grantee can afford to bear the economic risk of holding the Shares for an indefinite period of time and (ii) Grantee can afford to suffer the complete loss of Grantee’s investment in the Shares. Grantee confirms that none of the Company, any officers or board members, nor any other person or entity, guarantees the success of the investment in the Shares or that substantial losses will not be incurred on such investment. Grantee further acknowledges and understands that the securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Grantee further acknowledges and understands that while the shares of Common Stock are currently registered under the Securities Act, the Company is under no obligation to Grantee to continue registration of its Common Stock.

(c) Securities Laws Matters. Grantee is familiar with the provisions of Rule 144, promulgated under the Securities Act (“Rule 144”), which, in substance, permits limited public resale of “restricted securities” such as the Shares acquired, directly or indirectly, from the issuer of the securities (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions. Grantee acknowledges receipt of advice from the Company that (i) the Company has made no covenant to continue to make Rule 144 available, (ii) if and when the Shares may be disposed of without registration in reliance upon Rule 144, such disposition can be made only in limited amounts and in accordance with the terms and conditions of such Rule, (iii) if the exemption afforded by Rule 144 is not available, public sale of the Shares without registration will require the availability of another exemption under the Securities Act, and (iv) a notation shall be made in the appropriate records of the Company indicating that the Shares are subject to restrictions on transfer and appropriate stop transfer instructions will be issued to its transfer agent with respect to the Shares. Grantee further understands that the Company provides no assurances as to whether he or she will be able to resell any or all of the Shares pursuant to Rule 144, which rule requires, among other things, that the Company be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, that resales of securities take place only after the holder of the Shares has held the Shares for certain specified time periods, and under certain circumstances, that resales of securities be limited in volume and take place only pursuant to brokered transactions. If Rule 144 is not available, (A) it is not anticipated that there will be any public market for the Shares, and (B) the Grantee must continue to bear the economic risk of the investment in the Shares unless such Shares are subsequently registered under the Securities Act and such state or non-U.S. securities laws or an exemption from such registration is available.

(d) Access to Information. Grantee is aware of the Company’s business affairs and financial condition, properties, operations and prospects, and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Shares, and has been granted the opportunity to ask questions of, and receive answers from, representatives of the Company concerning the Company, and to obtain any additional information that Grantee deems necessary to verify the accuracy of the information so provided. Grantee’s knowledge and experience in financial and business matters is such that Grantee is capable of evaluating the merits and risks of the Shares. Grantee acknowledges that the Company has filed with or furnished to, as applicable, the Securities and Exchange Commission (“SEC”) various registration statements, prospectuses, reports, schedules, forms, statements, and other documents (including exhibits and all other information incorporated by reference), all of which are available and accessible by Grantee at www.sec.gov or through the website of the Company, and Grantee has carefully reviewed the same to the extent Grantee deems appropriate. In furtherance of the foregoing, Grantee represents and warrants that Grantee has relied upon Grantee’s own independent appraisal and investigation and the advice of Grantee’s own counsel, tax advisors and other advisors, regarding the risks of an investment in the Company and Grantee will continue to bear sole responsibility for making his or her own independent evaluation and monitoring of the risks of Grantee’s investment in the Company.

(e) Representations, Warranties and Covenants of Grantee under the USA PATRIOT Act and Corporate Transparency Act. Grantee hereby represents and warrants that each of the representations and warranties set forth in Section 2.13 of the Option Agreement are true and correct as of the date hereof.

(f) Non-U.S Purchasers. If Grantee is not a resident of the United States, Grantee acknowledges and agrees that Grantee is responsible for compliance of the offering and sale of the Shares under the securities laws of the jurisdiction in which Grantee resides.

(g) Tax Consequences. Grantee acknowledges the provisions of Section 2.14 of the Option Agreement and understands that Grantee may suffer adverse tax consequences as a result of Grantee’s purchase or disposition of the Shares. Grantee represents that Grantee has consulted any tax consultants Grantee deems advisable in connection with the purchase or disposition of the Shares and that Grantee is not relying on the Company for any tax advice.

3. Re-affirmation of Option Agreement. Grantee hereby re-affirms that the provisions of the Option Agreement, including without limitation, Sections 2.10 and 2.11 of the Option Agreement, are independent obligations of Grantee intended to survive the exercise of the Option and shall continue to be binding upon Grantee and in full force and effect in accordance with their respective terms. If there shall be any conflict or inconsistency between any of the terms of this Notice of Exercise and the Option Agreement, the terms most favorable to the Company shall control.

4. No Employment Rights. This Agreement shall not entitle the Grantee to any right or claim to be employed or retained by the Company or any subsidiary thereof or limit the right of the Company or any subsidiary thereof to terminate any such engagement or employment with the Company or any subsidiary thereof or to change the terms of such engagement or employment, if applicable. Nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company, or a parent, subsidiary or affiliate of the Company, to terminate Grantee’s employment or consulting relationship, for any reason, with or without cause.

5. Lock-Up Agreement. The lock-up provisions set forth in Section 2.9 of the Option Agreement shall apply to the Shares issued upon exercise of the Option hereunder and Grantee reaffirms Grantee’s obligations set forth therein.

6. Miscellaneous.

(a) Entire Agreement. This Agreement, together with the Option Agreement and the Plan, sets forth the entire agreement and understanding of the parties relating to the subject matter herein and supersedes all prior or contemporaneous discussions, understandings and agreements, whether oral or written, between them relating to the subject matter hereof. This Agreement cannot be changed or terminated orally.

(b) Amendments and Waivers. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement. No delay or failure to require performance of any provision of this Agreement shall constitute a waiver of that provision as to that or any other instance.

(c) Successors and Assigns. Except as otherwise expressly provided herein, this Agreement shall bind and inure to the benefit of the Company and it successors and assigns and the Grantee and Grantee’s heirs, personal representatives and permitted assigns. Grantee may not assign or transfer this Agreement, or any of Grantee’s rights hereunder, and any such attempted delegation or disposition shall be null and void and without effect. The Company may assign any of its rights and obligations under this Agreement.

(d) Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by facsimile or electronic mail or otherwise delivered by Federal Express, by hand or by messenger addressed: (a) if to the Grantee, at the Grantee’s address, facsimile number or electronic mail address as shown in the Company’s records, as may be updated in accordance with the provisions hereof; or (b) if to the Company, one copy should be sent to the Company’s then-principal office, Attn: Chief Executive Officer, or at such other address as the Company shall have furnished to the Grantee. Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally, or, if sent by mail, at the earlier of its receipt or five days after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid or if sent by Federal Express, on the first business day following the date of dispatch or, if sent by facsimile, upon confirmation of facsimile transfer or, if sent by electronic mail, upon confirmation of delivery when directed to the electronic mail address as shown in the Company’s records.

(e) Imposition of Other Requirements. The Company reserves the right to impose other requirements on Grantee’s participation in the Plan and on any award under the Plan or Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with applicable law or facilitate the administration of the Plan. Grantee agrees to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing. Furthermore, Grantee acknowledges that the laws of the country in which Grantee is working at the time of grant of this Agreement, the purchase, vesting or sale of Shares received pursuant to this Agreement (including any rules or regulations governing securities, foreign exchange, tax, labor, or other matters) may subject Grantee to additional procedural or regulatory requirements that Grantee is and will be solely responsible for and must fulfill.

(f) Severability. In the event that any provision of this Agreement or the Option Agreement is invalidated or not enforced under applicable law, this shall not affect the validity or enforceability of the remaining provisions of this Agreement, the Plan or the Option Agreement. To the extent that this Agreement or the Option Agreement is unenforceable because it is deemed overbroad, the provision shall be applied and enforced in a more limited manner to the fullest extent permissible under the applicable law. You further understand and agree that, in the event this Agreement or the Option Agreement is declared invalid, void, overbroad, or unenforceable, in whole or in part, for any reason, you shall remain bound by any non-competition, confidentiality, non-solicitation, and/or non-disclosure agreement previously entered between you, ,the Company and/or any member of the Company.

(g) Governing Law; Consent to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to principles of conflicts of law. For purposes of litigating any dispute that may arise directly or indirectly from this Agreement, the parties hereby irrevocably submit and consent to the exclusive jurisdiction of the federal or state courts located in the State of New York, County of New York (collectively, the “Chosen Courts”) for any litigation arising out of or relating to this Agreement, or the negotiation, validity or performance of this Agreement, or the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in the Chosen Courts and agrees not to plead or claim in any Chosen Court that such litigation brought therein has been brought in any inconvenient forum. Each of the parties hereto agrees that service of process may also be made on such party by prepaid certified mail with a proof of mailing receipt validated by the United States Postal Service constituting evidence of valid service. Service made pursuant to the immediately preceding sentence shall have the same legal force and effect as if served upon such party personally within the State of New York.

(h) Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION OR OTHER LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE OPTION AGREEMENT, ANY OTHER ON-BOARDING DOCUMENTS, OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY. EACH PARTY HERETO (1) CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (2) ACKNOWLEDGES THAT SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE OPTION AGREEMENT OR OTHER ON-BOARDING DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 5(h).

(i) Signature. By signing this Agreement, Grantee: (a) acknowledges receipt of, and represents that the Grantee has read and is familiar with the Notice of Stock Option Grant, Option, this Agreement, the Plan and the certificate of Incorporation of the Company, (b) accepts the Option subject to all of the terms and conditions of the Notice of Stock Option Grant, Option Agreement, this Agreement and the Plan, and (c) agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under the Notice of Stock Option Grant, Option Agreement, this Agreement or the Plan.

(j) Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and all of which together shall constitute one and the same agreement.

(k) Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to this Agreement or any notices required by applicable law or the Company’s Certificate of Incorporation or Bylaws by email or any other electronic means. Grantee hereby consents to (i) conduct business electronically (ii) receive such documents and notices by such electronic delivery and (iii) sign documents electronically and agrees to participate through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

[Signature Page Follows]

The parties have executed this Exercise Agreement as of the date first set forth above.

the company:

Milestone Scientific Inc.

By:
Name:
Title:

GRANTEE:

(Print Name)

(Signature)

Address:

Email:

I, ____________________, spouse of ____________________ (“Grantee”), have read and hereby approve the foregoing Agreement. In consideration of the Company’s granting my spouse the right to purchase the Shares as set forth in the Agreement, I hereby agree to be bound irrevocably by the Agreement and further agree that any community property or other such interest that I may have in the Shares shall hereby be similarly bound by the Agreement. I hereby appoint my spouse as my attorney-in-fact with respect to any amendment or exercise or waiver of any rights under the Agreement.

Spouse of Grantee (if applicable)